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                          CALFEE, HALTER & GRISWOLD
                               ATTORNEYS AT LAW
                        _____________________________               Exhibit 5.1
                       1400 McDonald Investment Center
              800 Superior Avenue   Cleveland, Ohio  44114-2688
                       216/622-8200    Fax 216/241-0816



                                 July 3, 1996



Pioneer-Standard Electronics, Inc.
4800 East 131st Street
Cleveland, Ohio  44105

        In connection with the filing by Pioneer-Standard Electronics, Inc., an Ohio corporation (the "Company"), with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 with respect to up to $200,000,000 of the Company's common shares, without par value (the "Common Shares"), and its debt securities (the "Debt Securities") (hereinafter collectively referred to as the "Securities"), to be sold by the Company from time to time, we have examined the following:

        (i) the Amended Articles of Incorporation, as amended, and the Amended Code of Regulations of the Company, each as currently in effect;

        (ii)    the form of Registration Statement on Form S-3
                (including Exhibits thereto) referred to above and to be filed with the Securities and Exchange Commission
                (the "Registration Statement");

        (iii) the proposed form of Underwriting Agreement pursuant to which the Securities are to be purchased by the Underwriters and resold to the public;

        (iv) the proposed form of Indenture under which the Debt Securities are to be issued; and

        (v) such other documents as we deemed it necessary to examine as a basis for the opinions hereinafter expressed.

        Based upon the foregoing, we are of the opinion that:

        (i) The Company is incorporated and validly existing under the laws of the State of Ohio;

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                          CALFEE, HALTER & GRISWOLD


Pioneer-Standard Electronics, Inc.
July 3, 1996
Page 2


                (ii) The Common Shares to be issued and sold by the Company, when issued and sold in the manner contemplated by the Registration Statement and the Underwriting Agreement applicable thereto, will be legally issued, fully paid and nonassessable; and

                (iii) The Debt Securities to be issued and sold by the Company, when issued and sold in the manner contemplated by the Registration Statement, the Underwriting Agreement applicable thereto and the Indenture, will be valid and binding obligations of the Company.

        We are attorneys licensed to practice law in the State of Ohio. The opinions expressed herein are limited solely to the Federal Law of the United States of America and the laws of the State of Ohio. We express no opinion as to the effect or applicability of the laws of any other jurisdiction except to the extent hereinafter set forth. Further, we note that the Indenture under which the Debt Securities are to be issued is stated to be governed by the laws of the State of New York. To the extent the laws of the State of New York govern the matters as to which the opinions expressed herein are rendered, you may rely upon our opinions as opinions with respect to the laws of the State of New York to the extent such laws are construed or applied with the same effect as the substantive laws of the State of Ohio. We express no opinion as to whether the laws of the State of New York are the same as the laws of the State of Ohio.

        This opinion is delivered to you solely in connection with the filing of the Registration Statement with respect to the Securities, and this letter and the opinions stated herein may not be relied upon for any other purpose or by any persons other than the Directors and executive officers of the Company.

        We consent to the filing of this opinion with the Registration Statement and to the use of our name therein under the caption "Validity of Securities."

                                                Respectfully submitted,



                                                CALFEE, HALTER & GRISWOLD